Exhibit 107

Calculation of Filing Fee Tables

Form F-4
(Form Type)

Waldencast plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Waldencast plc Class A ordinary shares, $0.0001 par value	457(f)	43,125,000	$9.96	$429,525,000	.0000927	$39,816.97
Fees to be Paid	Other	Waldencast plc warrants	457(f)	17,433,333	$12.30	$214,429,996	.0000927	$19,877.66
Fees to be Paid	Equity	Waldencast plc Class A ordinary shares issuable upon exercise of the warrants	457(f); 457(i)	17,433,333	__	__	__	__
Fees to be Paid	Equity	Ordinary shares	457(f)	59,126,449	$9.96	$588,899,432	.0000927	$54,590.98
		Total Offering Amounts				$1,233,844,428		$114,377.38
		Total Fees Previously Paid						$0.00
		Net Fee Due						$114,377.38

(1)
Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Waldencast Acquisition Corp., a Cayman Islands exempted company (“Waldencast”), intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act (as Revised) and a domestication by way of continuance under Part 18C of the Companies (Jersey) Law 1991, pursuant to which Waldencast’s jurisdiction of incorporation will be changed from the Cayman Islands to Jersey (the “Domestication”). All securities being registered will be issued by Waldencast (after the Domestication), the continuing entity following the Domestication, which will be renamed “Waldencast plc” (“Waldencast plc”), as further described in the proxy statement/prospectus. As used herein, “Waldencast plc” refers to Waldencast after the Domestication, including after such change of name.

(2)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.